UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

Everyday Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36371	80-0036062
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

345 Hudson Street, 16th Floor New York, NY	10014
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (646) 728-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 25, 2015, Everyday Health, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report its acquisition of Cambridge BioMarketing Group, LLC (“Cambridge”), pursuant to a Membership Interest Purchase Agreement, by and among the Company, Cambridge, Maureen Franco, as the Sellers’ Representative, and the Sellers named therein. The Company is obligated to file the financial statements and the pro forma financial information as required by parts (a) and (b) of Item 9.01 of Form 8-K not later than 71 calendar days after the date that the Report was required to be filed. This Form 8-K/A is filed to amend the Report to include the required financial statements and pro forma financial information.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited financial statements of Cambridge as of and for the years ended December 31, 2014 and 2013 and notes related thereto are filed as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2014 of the Company and notes related thereto are filed as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

23.1	Consent of Tonneson & Company, PC, Independent Auditors of Cambridge.

99.1	Audited financial statements of Cambridge as of and for the years ended December 31, 2014 and 2013 and notes related thereto.

99.2	The unaudited pro forma condensed combined statement of income for the year ended December 31, 2014 of the Company and notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everyday Health, Inc.

Date: June 2, 2015	By:	/s/ Alan Shapiro
		Name:	Alan Shapiro
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Tonneson & Company, PC, Independent Auditors of Cambridge.

99.1	Audited financial statements of Cambridge as of and for the years ended December 31, 2014 and 2013 and notes related thereto.

99.2	The unaudited pro forma condensed combined statement of income for the year ended December 31, 2014 of the Company and notes related thereto.